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                                                                   EXHIBIT 12.01

CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

                                                                        YEAR ENDED DECEMBER 31,               Three Months Ended
                                                                                                                   March 31,
EXCLUDING INTEREST ON DEPOSITS:                     2001        2000        1999        1998        1997        2002        2001
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
    INTEREST ON DEPOSITS)                            8,316       8,722       7,795       7,308       6,776       1,693       2,323
  INTEREST FACTOR IN RENT EXPENSE                      303         283         235         213         189          74          71
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------

    TOTAL FIXED CHARGES                              8,619       9,005       8,030       7,521       6,965       1,767       2,394
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGES           15,221      12,876      10,496       6,732       7,664       3,781       3,403
  FIXED CHARGES                                      8,619       9,005       8,030       7,521       6,965       1,767       2,394
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------

    TOTAL INCOME                                    23,840      21,881      18,526      14,253      14,629       5,548       5,797
                                                 =========   =========   =========   =========   =========   =========   =========

RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS                      2.77        2.43        2.31        1.90        2.10        3.14        2.42
                                                 =========   =========   =========   =========   =========   =========   =========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                                  20,181      22,045      18,606      18,868      16,430       3,544       5,813
  INTEREST FACTOR IN RENT EXPENSE                      303         283         235         213         189          74          71
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------

    TOTAL FIXED CHARGES                             20,484      22,328      18,841      19,081      16,619       3,618       5,884
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGES           15,221      12,876      10,496       6,732       7,664       3,781       3,403
  FIXED CHARGES                                     20,484      22,328      18,841      19,081      16,619       3,618       5,884
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------

    TOTAL INCOME                                    35,705      35,204      29,337      25,813      24,283       7,399       9,287
                                                 =========   =========   =========   =========   =========   =========   =========

RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS                      1.74        1.58        1.56        1.35        1.46        2.05        1.58
                                                 =========   =========   =========   =========   =========   =========   =========

Note> On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests. Subsequent to the acquisition, Associates was contributed to and became a wholly owned subsidiary of Citicorp and Citicorp issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates.